First Quarter 2026 Earnings Review September 4, 2025 NYSE: WLY

SAFE HARBOR STATEMENT This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP FINANCIAL MEASURES Wiley provides non-GAAP financial measures and performance results such as:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Operating Income and margin;  Adjusted EBITDA and margin;  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

3 Authoritative content, data-driven insights, and knowledge services for the advancement of science and learning

Q126 Earnings Presentation.pptx 4 First Quarter Summary Q1 performance in line with expectations Mid-single digit growth in Research from AI licensing demand and strong open access growth partially offset by timing of prior year journal renewals Leadership position in AI expanded with execution of AI licensing project on behalf of existing publisher partners; strategic partnership announced with one of the world’s foremost AI innovators Good confidence in Q2 and rest of year driven by leading demand and output indicators, the strength of our recurring revenue models and open access programs, and anticipated cost savings Raised dividend for the 32nd consecutive year and increased spend on share repurchases to $14M; announced a $250M share repurchase authorization, a 25% increase over 2020 authorization5 4 3 2 1

Fiscal 2026 Commitments

OBJECTIVE	STATUS	Q1 PROGRESS
Lead in Research	☑	▪ Delivering record growth in submissions (+25%) and output (+13%). Submissions growth in China (+25%), India (+35%), US (+14%), UK (+17%) ▪ Driving strong double-digit growth in open access; record submissions in July ▪ Delivering steady growth in CY25 renewals supported by increased volume ▪ Achieved top category rankings for Wiley journals across 17 fields in industry citation index; Wiley a quality leader with over 10% of all citations in the Index
Deliver growth and value through AI and in adjacent markets	☑	▪ Executed landmark AI licensing project ($20M) with large tech company leveraging our AI leadership and relationships on behalf of publisher partners ▪ Announced strategic partnership with *Anthropic* to accelerate AI across research, following Amazon Web Services and Perplexity ▪ Consolidated multiple sales functions into one corporate markets team dedicated to driving growth in the promising corporate R&D space
Drive operational excellence and discipline across the organization	☑	▪ Reached a milestone of over 1,000 journals migrated onto our transformative publishing platform; 92% researchers report the system easy to use ▪ Disciplined investments paying off in our Advance journal franchise with revenue from our OA flagship *Advance Science* up nearly 50% over prior year ▪ Cost savings to ramp up starting in Q2 ▪ Secured approximately $120M in divestiture proceeds, which are being used to further reduce our debt

WILEY
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Q126 Earnings Presentation.pptx 6 Confidence in Q2 and Rest of Year • Q1 timing impacts transitory • Good recurring revenue growth in CY25 renewal cycle • Strong open access growth expected from accelerating demand and output pipeline, with six months or more of publishing backlog • AI content licensing market continuing to materialize; $29M of revenue realized in Q1 across both Research and Learning • Two consecutive years of US higher education enrollment growth; too early to call Fall 2025 • Cost savings ramping up from previously announced actions $29M AI Revenue Q1 +17% Gold Open Access Growth +13% Research Output

Q126 Earnings Presentation.pptx 7 AI Growth: Licensing Models Evolving to Capitalize on Growing Demand for Wiley’s Content and Expertise Wiley Nexus  In partnership with publishing partners seeking to leverage Wiley’s relationships, sales channels, and technology expertise to capitalize on AI demand  $16M of program revenue realized in Q1 2026  Demand strong as Wiley plays a central role in ecosystem and serves a critical need Model Training  Licensing agreements for large volumes of Wiley archival content for training AI models  Projects executed with three of the world’s largest tech companies  Opportunity shifting to wider array of smaller, more targeted deals Subscription Models  Subscription access to ‘knowledge feed’ of Wiley content for corporate R&D in target verticals  Rights subscriptions signed w/ multiple pharma and chemical companies; active pipeline  Strategic partnerships with the world’s foremost innovators – AWS, Perplexity, and Anthropic  Massive potential opportunity of use cases; now in pilot phase with early movers $29M AI Revenue Q1 2026 $92M AI Revenue Lifetime

Q126 Earnings Presentation.pptx 8 Tech • Training projects with 3 of the world’s largest tech customers • Development and referral partnerships with key AI innovators – AWS, Perplexity, and Anthropic • Leveraging AI leadership position and partner network to license on behalf of smaller publishers Health/Science • Recurring inference pilots with 3 of the largest pharma companies (drug discovery) • Recurring inference pilot supporting European Space Agency (earth observation) • Exploring opportunities w/ other pharma and scientific cos. Industrials • Recurring inference pilot with multi-national chemical company (pattern recognition) Since January 2024: • Wiley is leveraging its position in AI and data to focus on recurring growth opportunities in underpenetrated corporate market (corporate only 10% of Wiley revenue but makes up 80% of US R&D) • Wiley’s content and data across science and learning is applicable for drug development, healthcare, engineering, chemical applications, energy, finance, food science, and info services • The potential # of use cases is significant AI Growth: Wiley at the Leading Edge in Corporate R&D

AI Innovation Across Our Unified Research Platform

- 1,000 journals now on proactive, AI-enabled platform with predictive risk assessment
- 25 comprehensive integrity and quality checks, including AI-powered analyses
- Approximate 70% reduction in published papers citing problematic sources
- Approximate 30% improvement in automated transfer referral conversion

RESEARCH & CREATION

Magic Lab Innovation Engine
Experimental hub developing AI authoring agents, peer review systems, and infrastructure design

Author AI Guidelines
Research-based guidelines for AI use & disclosure manuscripts

AIXplanations Research
Studies with researchers on AI transparency and trust in scholarly publishing

VALIDATION & DISTRIBUTION

Integrity Screening
Predictive risk assessment models safeguarding research integrity while accelerating publication timelines

Reviewer Recommendation
Automated reviewer suggestion engine improving referral conversion

Publication Knowledge Graph (PKG)
Global entity recommendation service powering similarity analysis, expert suggestions, and content linking

Scaled Deployment
~1,000 journals integrated with advanced integrity screening and editorial efficiency tools

DISCOVERY & ACCESS

"Ask an Article" AI
AI-powered article assistant with plain language summarization and launched pilots to be scaled in FY26

AI Gateway & Discovery Assistant
AxP Gateway powering Discovery Assistant rollout with API-first infrastructure for agnostic tools

Strategic Partnerships
AWS, Perplexity, Valyu, Sphere, Potato integrations

AI Knowledge Nexus
Network of publisher partners for AI licensing

Write Manuscript → Submit Paper → Peer Review → Accept Article → Publish Article → Discover & use content

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Performance Outlook Financial Position

Q126 Earnings Presentation.pptx 11 First Quarter Performance Adj. Revenue* ▲1% $397M GAAP Diluted EPS ▲$0.25 $0.22 Adj. EPS* ▲2% $0.49 Adj. EBITDA* ▼3% $70M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes divested businesses. Adjusted numbers exclude impact of foreign exchange. Q1 impacted by mix, timing and softness in Professional Q2 and beyond  Margin mix: AI projects in Q1 ($29M) offset AI revenue in prior year ($17M), at 45% EBITDA margins due to higher royalties paid on $16M Nexus partner portion  Timing: Research Publishing impacted by prior year journal renewal timing. Q1 saw a temporary lift in unallocated corporate expenses related to recently completed strategic consulting projects offsetting restructuring savings  Market-related softness in Professional but solid growth in title output (+9%) and signings (+27%)  Good line of sight and momentum in Research with robust publishing pipeline and journal renewals; good confidence in Q2 and rest of year  AI pipeline very active  Cost savings ramping up  Watching fall enrollment and consumer spending environment

Q126 Earnings Presentation.pptx 12 Research (millions) Q1 2026 Change Change CC Research Publishing $232 0% (1%) Research Solutions $50 45% 44% Total Revenue $282 6% 5% Adjusted EBITDA $80 2% Adjusted EBITDA Margin 28.3%  Research Publishing performance as expected with timing offsetting strong open access growth  Demand indicators, output trends, and outlook remain solid  Research Solutions growth driven by AI licensing agreement on behalf of Nexus publisher partners  Adjusted EBITDA performance impacted by AI mix and timing of costs Q1 Summary

Q126 Earnings Presentation.pptx 13 Learning  Academic revenue performance in this seasonally small quarter impacted by prior year AI deal  Professional revenue performance impacted by market-related softness offsetting healthy growth in Assessments  Good quarter for new title signings in Academic and Professional  Adjusted EBITDA performance due to revenue performance, but margin up 20 basis points (millions) Q1 2026 Change Change CC Academic $55 (7%) (8%) Professional $60 (7%) (8%) Total Revenue $115 (7%) (8%) Adjusted EBITDA $31 (7%) Adjusted EBITDA Margin 27.4% Q1 Summary

Q126 Earnings Presentation.pptx 14 Strong Financial Position and Return to Shareholders $14M $13M • Free Cash Flow use of $100 million was a modest improvement versus prior year use of $107M. FCF historically a use through 1H due to timing of annual journal subscription receipts  Capex of $15M vs. $18M in prior year period  Dividends: Raised dividend for 32nd consecutive year (~3.5% yield)  Share Repurchases: Acquired approximately 332K shares for $14M at an average cost of $42.22/share. This compares to $13M spent in prior year period. Board approved $250M share repurchase authorization, a 25% increase over its 2020 authorization  Leverage: Net Debt-to-EBITDA (ttm) of 1.9 compared to 2.0 prior year  Divestiture Proceeds: Wiley received approximately $120 million in cash proceeds related to the University Services divestiture, with the total outstanding note paid in full. Proceeds used to further reduce debt Share Repurchases Q1 Allocation Q125 Q126

Q126 Earnings Presentation.pptx 15 Metric Fiscal 2024 Fiscal 2025 Fiscal 2026 Outlook Adjusted Revenue $1,617M $1,660M Low-to-mid single digit growth Adjusted EBITDA Margin 22.8% 24.0% 25.5% to 26.5% Adjusted EPS $2.78 $3.64 $3.90 to $4.35 Free Cash Flow $114M $126M Approximately $200M FY26 Growth Outlook Reaffirmed Free Cash Flow FY26P $126M $200M EBITDA Growth Lower Restructuring Working Capital/ Other FY25 0 50 100 150 200 250 Adj. EBITDA Margin FY26P 24% 25.5%- 26.5% Gross Profit Cost Savings Reinvestment FY25 Adjusted metrics exclude impact of divestitures, which were primarily completed in Fiscal 2024 with remainder completed in first half of Fiscal 2025. $17 million of divestiture-related revenue was recorded in Fiscal 2025.

Q126 Earnings Presentation.pptx 16 Executive Summary Q1 in line with overall expectations Good confidence in Q2 and rest of year driven by leading demand and output indicators, the strength of our recurring revenue models and open access programs, and anticipated cost savings Wiley now a leader in AI, strategically partnering with the world’s foremost innovators and leveraging our unique position for publisher partners Driving operational excellence and discipline through AI innovation and investment Raised dividend for the 32nd consecutive year and increased spend on share repurchases to $14M; announced a $250M share repurchase authorization, a 25% increase over 2020 authorization 5 4 3 2 1

Thank you for joining us investors.wiley.com Contact: brian.campbell@wiley.com (201) 748.6874

Appendix – US GAAP to Non-GAAP EPS Reconciliation

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1][2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(in USD thousands, except per share information)
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS

	Three Months Ended July 31, 2025	Three Months Ended July 31, 2024
US GAAP Earnings (Loss) Per Share - Diluted	$ 0.22	$ (0.03)
Adjustments:		
Restructuring and related charges	0.05	0.06
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	-	(0.05)
Amortization of acquired intangible assets [4]	0.20	0.20
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale [5]	0.02	(0.09)
Held for Sale or Sold segment Adjusted Net Loss [5]	-	0.04
Income tax adjustments	-	0.33
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [6]	-	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.49	$ 0.47

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

	Three Months Ended July 31, 2025	Three Months Ended July 31, 2024
US GAAP Income Before Taxes	$ 17,707	$ 23,003
Pretax Impact of Adjustments:		
Restructuring and related charges	3,038	3,870
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	(440)	(2,591)
Amortization of acquired intangible assets [4]	13,210	12,969
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale [5]	1,116	(5,801)
Held for Sale or Sold segment Adjusted Loss Before Taxes [5]	-	2,519
Non-GAAP Adjusted Income Before Taxes	$ 34,631	$ 33,969

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended July 31, 2025	Three Months Ended July 31, 2024
US GAAP Income Tax Provision	$ 6,007	$ 24,439
Income Tax Impact of Adjustments [7]		
Restructuring and related charges	519	749
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	(750)	(390)
Amortization of acquired intangible assets [4]	2,068	1,809
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale [5]	54	(925)
Held for Sale or Sold segment Adjusted Tax Benefit [5]	-	372
Income Tax Adjustments		
Impact of valuation allowance on the US GAAP effective tax rate [8]	166	(18,030)
Non-GAAP Adjusted Income Tax Provision	$ 8,064	$ 8,024
US GAAP Effective Tax Rate	33.9%	106.2%
Non-GAAP Adjusted Effective Tax Rate	23.3%	23.6%

Notes:

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. The formal liquidation was completed in the fourth quarter of fiscal year 2025. In the three months ended July 31, 2024, we wrote off an additional $0.5 million of cumulative translation adjustments in earnings. This amount is reflected in Net foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net Income (Loss).

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income (Loss). It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Income (Loss).

(5) We recorded net pretax loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended July 31, 2025	Three Months Ended July 31, 2024
University Services	$ 934	$ (1,489)
CrossKnowledge	-	(4,360)
Wiley Edge	-	168
Tuition Manager	-	(120)
Other disposition activity	182	-
Net pretax loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	$ 1,116	$ (5,801)

We recorded income tax benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended July 31, 2025	Three Months Ended July 31, 2024
University Services	$ -	$ -
CrossKnowledge	-	-
Wiley Edge	-	(895)
Tuition Manager	-	(30)
Other disposition activity	54	-
Benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale	$ 54	$ (925)

In addition, our Adjusted EPS excludes the Adjusted Net Income or Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.0 million for the three months ended July 31, 2024) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months ended July 31, 2025 and 2024, respectively, substantially all of the tax impact was from deferred taxes.

(8) In the three months ended July 31, 2025 and 2024, there was an impact on the US GAAP effective tax rate due to the valuation allowance on deferred tax assets in the US of $0.2 million and $(18.0) million, respectively.

WILEY
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Q126 Earnings Presentation.pptx 19 Appendix – Net Income to Adjusted EBITDA 2025 2024 Net Income (Loss) 11,700$ (1,436)$ Interest expense 11,042 12,787 Provision for income taxes 6,007 24,439 Depreciation and amortization 36,446 37,253 Non-GAAP EBITDA 65,195 73,043 Restructuring and related charges 3,038 3,870 Net foreign exchange transaction losses (gains) 971 (234) Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale 1,116 (5,801) Other expense (income), net 127 (782) Held for Sale or Sold segment Adjusted EBITDA (2) - 2,519 Non-GAAP Adjusted EBITDA 70,447$ 72,615$ Adjusted EBITDA Margin 17.8% 18.6% Notes: JOHN WILEY & SONS, INC. SUPPLEMENTARY INFORMATION (1) RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA (in USD thousands) (unaudited) (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. (2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA. July 31, Three Months Ended